Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 19, 2026, with respect to the consolidated financial statements of AMN Healthcare Services, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

San Diego, California

May 4, 2026